Exhibit 99.28(p)(3)

MILLER/HOWARD INVESTMENTS, INC.

APPENDIX A

CODE OF ETHICS

Miller/Howard Investments Inc., a Delaware corporation (“MHI”), hereby adopts this Code of Ethics (the “Code”), including any amendments, as of June 30, 1996, to specify and prohibit certain types of personal transactions and activities deemed to create an actual or potential conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the “1940 Act”) and Rule 204-2 of the Investment Advisers Act of 1940 (“Advisers Act”).

MHI shall offer and perform services in the field of asset management in an honest and forthright manner, disclosing to the client and Investment Company all information material to the professional relationship, including, without limitation, all actual or potential conflicts of interest.

MHI shall not solicit clients through false or misleading statements or advertisements.  MHI shall conduct all activities in a lawful manner consistent with the highest standards of honesty, integrity and ethics.

I.                                        STANDARDS FOR PROFESSIONAL CONDUCT

A.            In all professional activities, MHI shall perform services in accordance with:

•                  Applicable laws, and the rules and regulations of governmental agencies.

•                  Generally accepted standards of practice in the field of asset management.

B.            A client relationship should be established only on the basis of disclosure by both parties of material information relevant to the client’s financial affairs.

•                  MHI shall take reasonable and appropriate initiatives to obtain from clients, and disclose to clients, all material facts relating to the client relationship. In the case where a financial consultant is involved, MHI will accept new clients based on their review of our brochure.

•                  Disclosures to clients by and about MHI should be governed by the nature of the relationship and the scope of the proposed engagement.

•                  In promotional activities of any kind MHI should take special care to avoid deception of the public in matters relating to investment advice or the professional activities and competence of MHI. Personal opinions should be clearly identified as such. The term “promotional activities” as used herein include speeches, interviews, books and/or printed publications, seminars, radio and television shows and video cassette performances.

II.                                   DEFINITIONS

An “Access Person” means any employee of MHI.

An “Advisory Person” means any employee of MHI who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by a client or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with MHI who obtains information regarding the purchase or sale of securities.

“Beneficial Ownership” shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

“Control” shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

“Investment Company” (collectively, the “Investment Companies”) means a company registered as such under the 1940 Act and for which MHI is the investment sub-adviser.

The “Pre-clearance Officer” is the person designated by MHI’s Board of Directors to provide pre-clearance of any personal security transaction as required by this Code of Ethics.  This will typically be the Chief Compliance Officer (“CCO”) or his/her designee.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

The “Review Officer” is the person designated by MHI’s Board of Directors to monitor the overall compliance with this Code. This will typically be the CCO.  In the absence of any such designation the Review Officer shall be the Treasurer or any authorized person appointed by MHI.

III.                              STATEMENT OF GENERAL PRINCIPLES

The following general fiduciary principles shall govern the personal investment activities of all Access Persons.  Each Access Person shall adhere to the highest standards and shall:

A.                                    At all times, place the interests of the client before his/her personal interests;

B.                                    Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility;

C.                                    Not take any inappropriate advantage of this position with or on behalf of the client; and

D.                                    Maintain full compliance with Federal Securities Laws.

IV.                               RESTRICTIONS ON PERSONAL INVESTING AND OTHER ACTIVITIES

A.                    1. All Access Persons must have pre-clearance from the Pre-Clearance Officer before trading individual stocks for their personal accounts. (This includes both buys and sells).  In the absence of the Pre-Clearance Officer, and for specific situations, the order of succession for pre-clearance is outlined in the Compliance Manual section, “Personal Securities Transactions and Records.”  Exceptions to pre-clearance are discussed further in C. below.

Clearance will not be granted if buy or sell orders across all accounts in a strategy are about to be, or are being transacted for clients in that security. Clearance will not be withheld on days that new accounts and terminated accounts are traded, as this is a normal daily function of managing assets.

2. Access Persons and related persons in MHI firm strategies: Their accounts will be traded in blocks with MHI firm clients invested in the same strategy at the same broker. They will receive the same average price as other clients of the firm traded in that block. Trading will follow and comply with the rotation policies of the firm. Such trades do not require pre-clearance.

B.                                    Initial Public Offerings

With regard to acquiring any security in an initial public offering for the personal account of an Advisory Person, he or she shall:

•                  Obtain express prior written approval from the Review Officer (who, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for a client, and whether such opportunity is being offered to such Advisory Person by virtue of his relationship to an account or his position with an Investment Company) for any acquisition of securities on an initial public offering; and

•                  After authorization to acquire securities in an initial public offering has been obtained, disclose such personal investment, with respect to any subsequent consideration by a client for investment in that issuer.

See “Personal Securities Transactions and Records” section of the Compliance Manual for the process to obtain approval for initial public offerings.

C.                                    Exempted Transactions

The pre-clearance requirements above shall not apply to:

•                  Mutual funds, exchange-traded funds (“ETFs”), Exchange-Traded Notes (“ETNs”) and individual accounts in an MHI strategy.

•                  Direct obligations of the U.S. government (U.S. Treasury Obligations but not indirect obligations of the U.S. Government, such as GNMA, FNMA, FHLMC, etc.)

•                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality (i.e., top two ratings categories) short-term debt instruments, including repurchase agreements

•                  Unit investment trusts that invest exclusively in one or more non-reportable mutual funds.

•                  Purchases or sales effected in any account over which the Access Person has no direct influence or control;

•                  Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalization or similar transactions;

•                  Purchases which are part of an automatic dividend reinvestment plan;

•                  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

D.                                    Conflict of Interest Policy

Each employee is required to report, to the best of his or her knowledge, any conflict of interest that may exist. Conflict of interest refers to situations in which financial or other personal considerations may adversely affect, or have the appearance of adversely affecting, an employee’s judgment in exercising any work duty or responsibility.

•                  A conflict of interest exists even if no unethical or improper act results from it.

•                  A conflict of interest can create an appearance of impropriety that can undermine confidence.

•                  A conflict of interest may arise if you, your spouse or your dependent children have a financial interest in any entity providing goods or services to MHI.

•                  A conflict of interest may arise if you, your spouse or your dependent children have any relatives that work for or own any entity providing goods or services to MHI.

•                  The best way to defuse any issues regarding a conflict of interest is to disclose it to all parties involved.

If at any time an employee becomes aware of a potential conflict of interest, he or she must immediately report it to his or her supervisor and to the CCO. Each employee will be required to prepare a Conflict of Interest Report at the commencement of employment and annually thereafter. Additionally, the form must be updated at any time that an employee becomes aware of any potential conflict of interest, such as when a new vendor is being considered by MHI.  See Exhibit B.

Additionally, all employees are required to disclose all Boards and Credit Committees of which they are a member (see J. below).

E.                                    Gifts and Entertainment

Generally, no employee shall give or receive any gift or other things of more than de minimis value of $100 from any person or entity that does business with MHI or on behalf of a client. Any gifts that exceed this limit must be reported to the Compliance Team on the Gift Provided/Received Form (see Exhibit C) within 7 days of the gift and a log will be kept of those items.

Employees may host or attend business meals, sporting events and other entertainment events (“Entertainment”) with personnel from companies with which MHI currently does, or will do business, provided that the expense is reasonable, not lavish or extravagant in nature.  What is lavish or extravagant will vary with the circumstances, persons attending and other factors. In general, if the cost of the Entertainment is less than $350 per person, it is not considered lavish or extravagant.  If the total cost of the Entertainment is greater than $350 per person, the employee must report his/her attendance at the event, and the name and company of the individuals involved to the CCO on the Entertainment Provided/Received Form (see Exhibit D) within 7 days of the event.  An entertainment log is maintained by the CCO.

If an event is highly publicized such that tickets for the event may be selling in excess of their face value, the employee must consider the mark-up for the reporting requirements.

F.                                     Foreign Corrupt Practices Act

All employees must comply with the Foreign Corrupt Practices Act of 1977 (“FCPA”). The FCPA makes it a criminal offense to pay, offer, or give anything of value to a foreign official, a foreign political party, or candidate for public office, for purposes of influencing the decisions of those officials, parties or candidates. Having someone else take such actions on your behalf is also a criminal offense under the FCPA.

A foreign official is broadly defined and can include employees of an instrumentality of a government which can include any employee of a government owned company or sovereign wealth fund. Anything of value is also broadly defined and can include cash, gifts such as jewelry or perfume, or payment of expenses such as airfare, hotels or meals.

Additionally, the FCPA sets forth recordkeeping and accounting requirements that require a company to maintain records that accurately and fairly reflect all its commercial transactions. If a questionable payment is made, how a company recorded that payment in its books and records, and why the company’s internal controls did not stop the payment, will be subject to scrutiny. Individuals responsible for improperly recording such payments can be charged under the FCPA.

The FCPA is applicable to all U.S. persons and entities in all countries, regardless of any local customs or practices that might exist which may deem such payments, offers or gifts as acceptable or necessary in order to do business. A person in the U.S. can be charged under the FCPA for an action taken by a third party in a foreign country through approval of such act or misrepresenting the payment in the books and records of the company. Such person may never have been to the country where the act took place. Particular caution should be taken when dealing with agents, as the actions of an agent on behalf of a company could easily be interpreted as approved actions of the company or manager of the company, putting the company and/or the manager in violation of the FCPA.

Criminal penalties for violating the FCPA include:

•                  Company may be fined up to $2,000,000.

•                  Officer, director, shareholder, employee or other agent of a company may be fined up to $250,000 and imprisoned up to 5 years.

Given the complexity of the FCPA and the extent of the potential penalties, all employees are required to consult with, and obtain approval from, the CCO or outside counsel prior to making any payment, offer or gift to a foreign official, party, candidate or anyone that might fall into any of the categories.

Additionally, whenever making any payment, offer or gift to a foreign official, party, candidate or anyone that might fall into any of the categories, the CCO must be informed.  The CCO will maintain a log of all such instances for review by outside counsel and senior management.

G.                                   Electronic Communications

It has always been the policy of MHI to maintain access for its employees to local, national and international sources of information and to provide an atmosphere that encourages access to knowledge and sharing of information between employees. However, access to the information sources within MHI’s business, sharing of information, and security of the computer network all requires that every employee accept responsibility for the computer network.

It is important that each employee reads and understands this policy, which provides some general guidelines to promote the responsible and ethical use of MHI’s computing resources. “Resources” include emails, instant messages, text messages and tweets, voicemails, local and externally accessed databases, CDs, DVDs, photographs or digitized information.

The following are some basic guidelines for e-communication and Internet use:

•                  First and foremost, anything done from this office (or any other MHI-related location) and, especially, anything done on MHI equipment is considered “business” and falls under all SEC rules and regulations.

•                  Therefore, all electronic communications (including IM’s, voicemails and e-mail) received or sent through MHI’s equipment becomes property of the company. MHI maintains backups and archives all emails in real time in order to comply with SEC requests for information for any given day or time period. This means ALL emails are archived, even the ones you trash, and any requests for email records would include your personal emails along with your business emails. MHI suggests that you use your personal email accounts for personal emails. However, all business emails must go through Smarsh Exchange.

•                  MHI makes every effort to maintain the privacy of all employees, but does have the right to monitor emails for business purposes. Employees should be aware that anything sent or received through the company’s system is not considered private. An authorized individual must be provided with your passwords upon request. However, giving passwords or logins to unauthorized individuals is strongly discouraged, as is sharing of passwords among multiple users.  Security of our computer systems is the highest priority.

•                  Although MHI’s computer systems, networks and electronic mail are intended for authorized business use, incidental use of MHI’s systems during non-working hours for personal purposes is acceptable, as long as legitimate business purposes are not threatened by excessive or inappropriate use.

•                  Employees should be discreet and professional at all times when using MHI’s e-mail system. Keep in mind that all messages sent through Internet email appear to come from MHI and therefore, appear to represent MHI. Always be careful what is said about others in emails, since email can be easily forwarded in error. When replying to a message, double check the message address.

•                  Try to standardize subject lines of emails so that they are clear to the reader and easy to archive and retrieve. Review your inbox regularly and eliminate unnecessary emails, or store them on a local disk if they are older than 30 days.

Internet Access:

MHI provides access to the Internet for employees use in conducting MHI’s business. It is a valuable resource, and employees need to be aware that they must protect MHI from any exposure arising from inappropriate uses of the Internet. MHI does permit personal use during non-working hours on a limited basis, but asks that each employee use discretion and common sense in the sites they visit. You must understand that any sites you visit may be keeping a record of your visit, with or without your knowledge. Any inappropriate or illegal use of MHI’s systems will be addressed promptly

On an annual basis, every employee is required to certify that they have read, understand and will comply with MHI’s Electronic Communications Policy.  See Exhibit E.

Emails, IMs and other forms of electronic communications are subject to review periodically on either a random or coordinated basis.

H.            Social Media

Social Media and networking sites, including, but not limited to, Facebook, BranchOut, Linked-In, Twitter, Blogs, MySpace, YouTube and Flickr that make any mention of MHI or a fund that it sub-advises may not be used by employees without the written approval of the CCO. Material relating to MHI or a fund it sub-advises is considered, and subject to the legal and regulatory restrictions on, advertising and communications with the public.  Like other media — print, television, and other written and verbal communications with the public or investors — use of social media/networking must comply with the Advertising policy and procedures.

Use of Social Media on Company Equipment

No personal use of social networking sites is permitted on any MHI equipment or any personal equipment that is/may be used to access the MHI network.  “LinkedIn” may be used on a limited basis, and only as it pertains to MHI business connections.  “LinkedIn” profiles may be checked periodically for inappropriate business usage.  All other social networking sites are off limits.

Personal Use of Social Media

It is also MHI’s policy not to use any social networking sites to promote MHI, obtain prospective investors or communicate with existing investors.  Social media should not be used by employees for any purpose related to MHI’s business.  An employee’s social media use is treated as public statements and MHI may monitor publicly-available content.

MHI understands that employees do and will use social media in their private lives and does not prohibit its use, but expects employees to adhere to company policy and recognize the compliance risks to MHI associated with the use of such sites. Employees are reminded that MHI requires employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, investors, prospects, their employer, and their fellow employees. MHI expects its employees to use good judgment in their use of social media/networking sites.

The following is MHI’s policy regarding personal use of social media:

•                  You may use MHI’s name on your site in relation to where you are employed, however, certain disclaimers may be required;

•                  You may not use MHI’s name on any site which you have not disclosed to the CCO — generally, permission will be granted to disclose your employment with MHI, position, length of service, address and that MHI is an investment management firm;

•                  You may not use the site to solicit investors or discuss MHI’s business;

•                  You may not report or discuss the performance history of MHI or any of the funds it sub-advises;

•                  Blogging or social networking should not interfere with your job duties, and therefore should be limited to minimal use during business work hours;

•                  Company logos and trademarks may not be used on personal sites;

•                  You may not discuss competitors, investors or vendors on your sites; and

•                  Each employee is personally responsible for the content that he or she posts.

The CCO or General Counsel may restrict or prohibit the reference to MHI on any social media site at any time.

Employees must notify the CCO of all personal social networking accounts on which they have included a reference to MHI or any of the funds it sub-advises. Such sites may be monitored by the CCO or designee for appropriate use and you will need to accept them into your networking group. The use of any new site or updated information relating to MHI or any of the funds it sub-advises after the initial disclosure must also be reported to the CCO and will be subject to the same review. The CCO will then determine whether any disclaimers are required.

Each employee is responsible for adhering to these policies and procedures. Any violation of MHI’s Social Media policy is subject to employee censure or termination. The CCO, or designee, is responsible for monitoring an employee’s social media/networking site as deemed necessary.

I.             Certification of Compliance with the Code

All employees must sign an acknowledgment that they have received, read and understand all provisions of this Code and agree to be subject to this Code, and any amendments, within 10 business days of the commencement of employment and on an annual basis thereafter. See Exhibit A, Initial and Annual Certification of Code of Ethics.  The annual certification is due within 30 days of year end. Any violations of the Code during the period covered by the certification must be described in the certification.

Each employee must notify the CCO promptly whenever he or she becomes aware of a violation of the Code.

J.             Service as a Director

No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of MHI and the

Boards of Trustees of the Investment Companies, based upon a determination that such board service would be consistent with the interests of the clients.

If board service of an Advisory Person is authorized by the Board of Directors of MHI and the Boards of Trustees of the Investment Companies, such Advisory Person shall be isolated from the investment making decisions of the clients with respect to the company of which he/she is a director.

V.                                    COMPLIANCE PROCEDURES

A.                                    Reporting

1.                                      Coverage:  Each Access Person shall file with the Review Officer confidential quarterly reports containing transaction information with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

2.                                      Filings:  Every report shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

•                  the date of the transaction, the title and the number of shares and the principal amount of each security involved;

•                  the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•                  the price at which the transaction was effected; and

•                  the name of the broker, dealer or bank with or through whom the transaction was effected.

3.                                      Any report may contain a statement that it shall not be construed as an admission by the Access Person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

4.                                      Disclosure of Personal Holdings. All Access Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

B.                                    Review

In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section IV.C.  Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

VI.                               REVIEW BY THE BOARD OF DIRECTORS

At least annually, the Review Officer shall report to the Board of Directors of MHI regarding:

•                  All existing procedures concerning all Access Persons’ personal trading activities and any procedural changes made during the past year;

•                  Any recommended changes to this Code or procedures; and

•                  A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VII.                          SANCTIONS

If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors of MHI and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator.  All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors of MHI and, if applicable, the Board of Trustees of the Investment Company with respect to whose securities the violation occurred.

VIII.                     MISCELLANEOUS

A.                                    Access Persons

The Review Officer will identify all Access Persons who are under a duty to make reports to MHI and will inform such persons of such duty.  Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

B.                                    Records

MHI shall maintain the following records in the manner and to the extent set forth below and shall be available for examination by representatives of the Securities and Exchange Commission (“SEC”):

•                  A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•                  A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•                  A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

•                  A list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

C.                                    Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

D.                                    Interpretation of Provisions

The Board of Directors of MHI may from time to time adopt such interpretations of this Code as it deems appropriate.

IX.                              ACTIONS THAT EMPLOYEES OF MHI SHALL NOT ENGAGE IN INCLUDE THE FOLLOWING:

A.                                    Recommending to a client to whom investment supervisory, management or consulting services are provided the purchase, sale or exchange of a security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client’s investment objectives, financial situation and needs, and any other information known by the MHI.

B.                                    Exercising discretionary power in placing an order for the purchase or sale of securities for a client without obtaining written discretionary authority from the client within 10 business days after the date of the first transaction placed under oral discretionary authority, unless the discretionary power relates solely to the price at which, or the time when, an order involving a definite amount of a specified security shall be executed, or both.

C.                                    Including trading in a client’s account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account.

D.                                    Placing an order to purchase or sell a security for the account of a client without authority to do so.

E.                                    Placing an order to purchase or sell a security for the account of a client upon instruction of a third party without first having obtained a written third-party trading authorization from the client.

F.                                     Borrowing money or securities from a client unless the client is a broker-dealer, an affiliate of MHI, or a financial institution engaged in the business of loaning funds.

G.                                   Loaning money to a client unless MHI is a financial institution engaged in the business of loaning funds or the client is an affiliate of MHI.

H.                                   Misrepresenting to an advisory client, or prospective advisory client, the qualifications of MHI or an employee of MHI or misrepresenting the nature of the advisory services being offered or fees to be charged for the service, or to omit to state a material fact necessary to make the statements made regarding qualifications, services or fees, in light of the circumstances under which they are made, not misleading.

I.                                        Providing a report of recommendation to an advisory client prepared by someone other than MHI without disclosing that fact.  This prohibition does not apply to a situation where MHI uses published research reports or statistical analyses to render advice or where MHI orders such a report in the normal course of providing service.

J.                                      Charging a client an unreasonable advisory fee.

K.                                   Failing to disclose to clients in writing before advice is rendered a material conflict of interest relating to MHI or its employees which could reasonably be expected to impair the rendering of unbiased and objective advice including:

•                  Compensation arrangements connected with advisory services to clients which are in addition to compensation from the clients for the services.

•                  Charging a client an advisory fee for rendering advice when a commission for executing securities transactions pursuant to the advice will be received by MHI or its employees.

L.                                    Guaranteeing a client that a specific result will be achieved - gain or no loss - with advice that will be rendered.

M.                                 Publishing, circulating or distributing an advertisement which does not comply with Rule 206(4)-1 under the Advisers Act.

N.                                    Disclosing the identity, affairs or investments of a client unless required by law to do so, or unless consented to by the client.

O.                                   Taking an action, directly or indirectly, with respect to those securities or funds in which a client has a beneficial interest, where MHI has custody or possession of the securities or funds when MHI’s action is subject to and does not comply with the requirements of Rule 206(4)-2 under the Advisers Act.

P.                                     Entering into, extending or renewing an investment advisory contract unless the contract is in writing and discloses, in substance, the services to be provided, the term of the contract, the advisory fee, the formula for computing the fee, the amount of a prepaid fee to be returned in the event of contract termination or nonperformance, whether the contract grants discretionary power to MHI and that no assignment of the contract shall be made by MHI without the consent of the other party to the contract.

Exhibit A

Miller/Howard Investments, Inc.

Initial and Annual Certification of Code of Ethics

•                  I hereby certify that I have read and understood the Code of Ethics and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements the Code of Ethics (or have noted any violations herein) and that I have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics;

•                  Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

•                  I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

•                  I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

Print Name:

Signature:

Date:

Please check as Appropriate:

☐ Initial Certification

☐ Annual Certification

Exhibit B

Miller/Howard Investments, Inc.

Conflict of Interest Report

Conflict of interest refers to situations in which financial or other personal considerations may adversely affect, or have the appearance of adversely affecting, an employee’s judgment in exercising any work duty or responsibility.

•                  A conflict of interest exists even if no unethical or improper act results from it.

•                  A conflict of interest can create an appearance of impropriety that can undermine confidence.

•                  A conflict of interest may arise when you, your spouse or your dependent children have a financial interest in any entity providing goods or services to Miller/Howard Investments, Inc. (“MHI”).

•                  A conflict of interest may arise if you, your spouse or your dependent children have any relatives that work for or own any entity providing goods or services to MHI.

•                  The best way to defuse any issues regarding a conflict of interest is to disclose it to all parties involved.

MHI is required to monitor employee circumstances which may pose a potential conflict with management of its funds or accounts.  Please complete this questionnaire and disclose the required information.  In addition, MHI will ask for a recertification of the information contained in the questionnaire annually.  You also must provide any changes to the information promptly to the Chief Compliance Officer (“CCO”).

A.            Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than MHI in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director or general partner; or (4) provide any advice about investments.

Name of Entity:	Nature of Affiliation or Title:	Public Company
1.		Yes/No
2.		Yes/No
3.		Yes/No
4.		Yes/No
5.		Yes/No

None

B.            Please disclose whether your spouse or any immediate family member (including your parents, children or siblings) currently conducts business or works for an entity that conducts business with MHI.

Describe:

None

C.            Please disclose whether your spouse or any immediate family member (including your parents, children or siblings) currently works for a public company.

Describe:

None

Please note that these questions are intended to be broad in scope. If you have any question as to whether any particular arrangement or relationship should be disclosed on this form, please consult the CCO.

Signature:

Print Name:

Date:

Check one:

☐    Initial Certification

☐    Annual Certification

Exhibit C

Miller/Howard Investments, Inc.

Gift Provided/Received Form

All gifts in excess of $100 provided to/received from business relationships must be reported on this form within 7 days of the gift.

Name of employee:

Date the employee provided/received the gift:

Describe the gift

Approximate total dollar amount of the gift: $

Outside party(ies) that received/provided the gift (recipient/provider):

Has employee provided to/received from the same persons/entity additional gifts within the past 12 months? If yes, list the gifts provided/received and the approximate value of the gifts:

Relationship of recipient/provider of the gift to Miller/Howard Investments, Inc.  and/or employee:

Reason the gift was provided/received:

Other comments:

Employee Signature	Date

Exhibit D

Miller/Howard Investments, Inc.

Entertainment Provided/Received Form

Entertainment provided/received greater than $350 per person per event must be reported on this form within 7 days of the event.  If multiple employees were present for entertainment provided, the employee paying for the event or approving payment for the event is required to report it.  For entertainment received by multiple employees at the same event, all employees are required to report the event.

Name of employee:

Date the employee provided/received the entertainment:

Describe the entertainment

Approximate total dollar amount of the entertainment: $

Outside party(ies) that received/provided the entertainment (recipient/provider):

Has employee provided to/received from the same person/entity additional entertainment within the past 12 months? If yes, list the entertainment provided/received and the approximate value of the entertainment (total value may not exceed $1,000 per recipient/provider per year):

Relationship of recipient of the entertainment to Miller/Howard Investments, Inc. and/or employee:

Reason the entertainment was provided/received:

Other comments:

Employee Signature	Date

Exhibit E

Miller/Howard Investments, Inc.

Electronics Communication Policy Annual Certification

It has always been the policy of Miller/Howard Investments (“MHI”) to maintain access for its employees to local, national and international sources of information and to provide an atmosphere that encourages access to knowledge and sharing of information between employees. However, access to the information sources within MHI’s business, sharing of information, and security of the computer network all requires that every employee accept responsibility for the computer network.

 It is important that each employee reads and understands this policy, which provides some general guidelines to promote the responsible and ethical use of Miller/Howard’s computing resources. “Resources” include emails, instant messages, text messages and tweets, voicemails, local and externally accessed databases, CDs, DVDs, photographs or digitized information.

On an annual basis, every employee is required to certify that they have read, understand and will comply with Miller/ Howard’s policies. Please sign and date below and return to Marilyn Marecek as soon as possible.

The following are some basic guidelines for e-communication and Internet use:

•                  First and foremost, anything done from this office (or any other MHI-related location) and, especially, anything done on MHI equipment is considered “business” and falls under all SEC rules and regulations.

•                  Therefore, all electronic communications (including IM’s, voicemails and e-mail) received or sent through MHI’s equipment becomes property of the company. MHI maintains backups and archives all emails in real time in order to comply with SEC requests for information for any given day or time period. This means ALL emails are archived, even the ones you trash, and any requests for email records would include your personal emails along with your business emails. MHI suggests that you use your personal email accounts for personal emails. However, all business emails must go through Smarsh Exchange.

•                  MHI makes every effort to maintain the privacy of all employees, but does have the right to monitor emails for business purposes. Employees should be aware that anything sent or received through the company’s system is not considered private. An authorized individual must be provided with your passwords upon request. However, giving passwords or logins to unauthorized individuals is strongly discouraged, as is sharing of passwords among multiple users.  Security of our computer systems is the highest priority.

•                  Although MHI’s computer systems, networks and electronic mail are intended for authorized business use, incidental use of MHI’s systems during non-working hours for personal purposes is acceptable, as long as legitimate business purposes are not threatened by excessive or inappropriate use.

•                  Employees should be discreet and professional at all times when using MHI’s e-mail system. Keep in mind that all messages sent through Internet email appear to come from MHI and therefore, appear to represent Miller/Howard. Always be careful what is said about others in emails, since email can be easily forwarded in error. When replying to a message, double check the message address.

•                  Try to standardize subject lines of emails so that they are clear to the reader and easy to archive and retrieve. Review your inbox regularly and eliminate unnecessary emails, or store them on a local disk if they are older than 30 days.

Internet Access:

Miller/Howard provides access to the Internet for employees use in conducting MHI’s business. It is a valuable resource, and employees need to be aware that they must protect MHI from any exposure arising from inappropriate uses of the Internet. MHI does permit personal use during non-working hours on a limited basis, but asks that each employee use discretion and common sense in the sites they visit. You must understand that any sites you visit may be keeping a record of your visit, with or without your knowledge. Any inappropriate or illegal use of MHI’s systems will be addressed promptly

NO PERSONAL USE OF SOCIAL NETWORKING SITES IS PERMITTED ON ANY MILLER/HOWARD EQUIPMENT OR ANY PERSONAL EQUIPMENT THAT IS/MAY BE USED TO ACCESS THE MILLER/HOWARD NETWORK. “LINKEDIN” MAY BE USED ON A LIMITED BASIS, AND ONLY AS IT PERTAINS TO MHI BUSINESS CONNECTIONS. “LINKEDIN” PROFILES MAY BE CHECKED PERIODICALLY FOR INAPPROPRIATE BUSINESS USAGE. ALL OTHER SOCIAL NETWORKING SITES ARE OFF LIMITS.

Certified by: (Name		(Date)
(Signature)

(Print name)